SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 1, 2011

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-137174	98-0377767
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 833 - 4th Ave SW, Calgary, AB, Canada	T2P 3T5
(Address of principal executive offices)	(Zip Code)

(403) 513-2663
(Registrant’s telephone number, including area code)

N/A
(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

TAMM Oil and Gas Corp (“TAMM”) has reached an Joint Venture agreement for a conventional industry farm in on the Manning properties with a private UK based Company with 61 sections of oilsands lease holdings in the Manning prospect area adjacent to the TAMM holdings. The agreements were ratified by the Board of Directors of TAMM on November 28, 2011.
TAMM and Cougar Oil and Gas Canada, In had terminated their previously announced farmin to negotiate a new agreement with the private Corporation.  The private corporation has signed a multi-phase farm-in agreement with TAMM to define and develop TAMM's 47 section Manning area heavy oil prospect in parallel with the development of the private corporations 61 sections of land in the Manning area.

Cougar will become the “Operator” of the project, be compensated on commercial terms for the work done, and earn 5% working interest on the combined project lands of 108 sections from TAMM and the private corporation after one year.

Entering into the farm-in agreement with the private corporation allows TAMM to utilize the results to the maximum ability without having to raise capital through debt or equity at this time. In addition, with the development on the adjacent properties, and a common operator in Cougar, synergies are expected as well as benefits due to size, shared information, momentum, economies of scale as the projects move through the various stages to the expected developments.

The first phase of the farm-in consists of the private corporation performing a $2.5million work program to earn a 30% working interest in the TAMM heavy oil prospect. Subsequent year programs of $6.5 million dollars will earn an additional 20% working interest.

This work program will be done at no cost and no risk to TAMM and will dramatically increase the value of the Manning heavy oil project. The work program will focus on defining the Elkton and Debolt heavy oil prospects and will consist of the following operations;

Multi-well coring program: The target formations, Elkton and Debolt, have been mapped in the Manning area as a result of the numerous deeper conventional wells drilling through the heavy oil prospects. With some areas of the TAMM lands having over 30m of potential oil pay, the core data will provide the foundation of the future development research. The coring program will consist of three to five core holes being drilled to gather Elkton and Debolt samples. The targets for the cores will be designed from a seismic program review.

The private corporation has a related party relationship to TAMM due to family members serving on the board of directors of each company and a common director was added to both Board of Directors.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

	99.1	Farm in agreement between TAMM Oil and Gas Corp and private company

	99.2	Service Agreement between TAMM Oil and Gas Corp, Cougar Oil and Gas Canada, Inc and private company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TAMM OIL AND GAS CORP.

Dated: December 1, 2011	By:	/s/ William Tighe
William S Tighe - Chairman